UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual General Meeting of Shareholders (the “Annual Meeting”) of RenaissanceRe Holdings Ltd. (the “Company") was held on Tuesday, May 18, 2010 in Pembroke, Bermuda.  As of March 22, 2010, the record date for the Annual Meeting, there were 58,673,124 shares of common stock issued and outstanding.  A quorum of 52,454,448 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of security holders at the Annual Meeting were as follows:

1.
Shareholders elected each of the Company’s four nominees for director to serve a term of three years to expire at the 2013 Annual General Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
William F. Hecht	47,769,709	410,655
Henry Klehm, III	47,990,291	190,073
Ralph B. Levy	47,783,468	396,896
Nicholas L. Trivisonno	47,976,806	203,558

           There were 4,274,084 Broker Non-Votes for the directors.

2.	Shareholders approved the RenaissanceRe Holdings Ltd. 2010 Performance-Based Equity Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,658,980	16,101,155	420,229	4,274,084

3.	Shareholders approved an amendment to the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,776,220	19,983,624	420,520	4,274,084

4.	Shareholders approved the RenaissanceRe Holdings Ltd. 2010 Employee Stock Purchase Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,034,195	719,839	426,330	4,274,084

5.
 Shareholders appointed the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the 2010 fiscal year until the Company’s 2011 Annual General Meeting of Shareholders and referred the determination of Ernst & Young Ltd.’s remuneration to the Company’s Board of Directors, as set forth below:

Votes For	Votes Against	Abstentions
52,294,364	143,045	17,039

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: May 21, 2010
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary